Midway Airlines Corporation
                             300 West Morgan Street
                                   Suite 1200
                          Durham, North Carolina 27701
                                 (919) 956-4800


                                 April 22, 1998



Dear Shareholder:


     You are invited to attend the Annual Meeting of Shareholders of Midway Airlines Corporation (the "Company") to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 19, 1998 at the Marriott Hotel, 201 Foster Street in Durham, North Carolina.

     This is our first Annual Meeting of Shareholders and we will have a very brief agenda asking you to consider only one proposal concerning election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read. We expect the formal meeting will run for approximately one hour or less.

     The Board of Directors recommends that you approve the proposal and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting.


                                        Sincerely,


                                        /s/ ROBERT R. FERGUSON III

                                        Robert R. Ferguson III
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                           Midway Airlines Corporation
                             300 West Morgan Street
                                   Suite 1200
                          Durham, North Carolina 27701
                                 (919) 956-4800


        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 1998

     Notice is hereby given that the Annual Meeting of the Shareholders of Midway Airlines Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 19, 1998, at 10:00 a.m., Eastern Daylight Time, at the Marriott Hotel (formerly, the Omni Durham Hotel), 201 Foster Street in Durham, North Carolina, for the following purposes:

          (l) To elect two Class I Directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2001 or until their respective successors are duly elected and qualified; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock at the close of business on April 8, 1998, will be entitled to vote at the meeting.


                                        By Order of the Board of Directors,


                                        /s/ JONATHAN S. WALLER

                                        Jonathan S. Waller
                                        Secretary
April 22, 1998

EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

                           Midway Airlines Corporation
                             300 West Morgan Street
                                   Suite 1200
                          Durham, North Carolina 27701
                                 (919) 956-4800


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1998


     This Proxy Statement is furnished to the shareholders of Midway Airlines Corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders to be held on Tuesday, May 19, 1998, at 10:00 a.m., Eastern Daylight Time, at the Marriott Hotel (formerly, the Omni Durham Hotel), 201 Foster Street in Durham, North Carolina, or any adjournment thereof.

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted by the persons named in the proxy (i) "for" the Class I director nominees listed therein, and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at the above address at or prior to the meeting. This Proxy Statement and accompanying form of proxy are to be mailed on or about April 22, 1998, to shareholders of record on April 8, 1998 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 8,558,695 shares of Common Stock, par value $.01 per share (the "Common Stock"). There are no other voting securities of the Company outstanding.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock having voting power with respect to a subject matter (excluding shares held by the Company for its own account) is necessary to constitute a quorum for the transaction of business with respect to such subject matter at the meeting.

     The Company will provide to each person solicited hereby, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1997. Requests for such report must be sent to the Company at the address set forth above, to Jonathan S. Waller, Secretary.

ELECTION OF CLASS I DIRECTORS

General

     Two directors will be elected at the Meeting to serve as the Class I Directors of the Company's Board of Directors until the 2001 Annual Meeting of Shareholders or until such person's successors shall be duly elected and qualified. The Board of Directors recommends a vote for Robert R. Ferguson III and W. Greyson Quarles as the Class I Directors. Each of Mr. Ferguson and Mr. Quarles are currently directors of the Company.

     In December 1997, in anticipation of the listing of the Common Stock on the NASDAQ Stock Exchange, the Board of Directors expanded the number of directors constituting the Board of Directors from four members to six members. Under
Section 4 of the Company's By-Laws, newly created directorships resulting from any increase in the number of directors shall be filled solely by the affirmative vote of at least two-thirds of the remaining directors then in office. The Company's Board of Directors has initiated the process to fill the two Class III directorship vacancies, but nominees have not yet been identified and a final vote will not be held prior to the Meeting.

     Unless contrary instructions are set forth in the proxies, it is intended that the persons executing a proxy will vote all shares represented by such proxy for the election as director of each of Mr. Ferguson and Mr. Quarles as a Class I director. Should Mr. Ferguson or Mr. Quarles become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that Mr. Ferguson or Mr. Quarles will be unable or unwilling to serve if elected.

     There are currently two Class I directorships up for election. Proxies cannot be voted for other than such directorships.

Directors

     Set forth below is certain information concerning the current directors of the Company, including the nominees for election as directors at the Meeting, with each person's business experience for at least the past five years:

                                            Present
                                          Position with               Began          Expiration of
Name                          Age          the Company             Directorship      Present Term
----                          ---         -------------            ------------      -------------
Robert R. Ferguson III        49         President, Chief              1997             1998
                                        Executive Officer,
                                         Chairman of the
                                        Board and Class I
                                             Director


W. Greyson Quarles            56           Class I Director             1997          1998

Howard Wolf                   63           Class II Director            1997          1999

Gregory J. Robitaille         34           Class II Director            1997          1999


     Robert R. Ferguson III has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1997. From October 1994 to February 1997, Mr. Ferguson served as President of Belmont Aviation, L.L.C., an aviation consulting firm. From August 1991 to October 1994, Mr.

Ferguson held various executive positions, including Chief Executive Officer at Continental Airlines, Inc. Mr. Ferguson also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight corporation.

     W. Greyson Quarles has been a director of the Company since February 1997 and has served as Chief Financial Officer of SAS Institute, Inc., a computer software corporation, since 1982.

     Howard Wolf has been a Senior Partner of the law firm of Fulbright & Jaworski L.L.P. for more than the last five years and has served as a director of the Company since February 1997. Mr. Wolf also serves on the Board of Directors for Offshore Logistics, Inc., a company that operates helicopters world-wide; Tuskar Resources plc, an oil and gas company; and International Tool & Supply plc, an oil and gas service and supply company. Mr. Wolf serves as an Advisory Director of Frost National Bank and as Chairman of the Board of Trustees of The Institute for Rehabilitation and Research, a not-for-profit hospital.

     Gregory J. Robitaille has served as a Director of the Company since February 1997 and has been employed by Equity Group Investments, Inc., which is an affiliate of Zell/Chilmark Fund, L.P. since October 1995. From September 1991 to September 1995, he served as a Vice President of the Corporate Finance Department of Rauscher Pierce Refsnes, Inc., an investment banking firm.

Board  of  Directors  Meetings;  Compensation  and  Committees  of the  Board of
Directors

     During the fiscal year ended December 31, 1997, all actions of the Board of Directors were taken by unanimous written consent. Board of Directors meetings were held on April 24, 1997, July 22, 1997, November 11, 1997 and December 4, 1997. With the exception of Mr. Quarles' absence from the November 11, 1997 meeting of the Board of Directors, the members of the Board of Directors attended all Board of Directors meetings in 1997. Each non-employee member of the Board of Directors is paid a fee of $1,500 for each meeting of the Board of Directors attended in person by that member.

     Although the Board of Directors has provided for the establishment of an Audit Committee and a Compensation Committee, the members of these Committees have not yet been selected pending the election of the Class III directors. The Board of Directors has not provided for the establishment of an executive committee or a nominating committee.

     The duties of the Audit Committee will be to recommend to the Board of Directors the selection of independent public accountants to audit annually the books and records of the Company, discuss with the independent auditors and internal auditors the scope and results of audits, and approve and review any nonaudit services performed by the Company's independent auditing firm.

     The duties of the Compensation Committee will be to provide a general review of the Company's compensation and benefit plans to ensure that they meet the Company's objectives. In addition, the Compensation Committee will approve the Chief Executive Officer's compensation and review the Chief Executive Officer's recommendations on (i) the compensation of all other officers of the Company, (ii) the grant of awards under the Company's then existing compensation and benefit plans and (iii) the adoption of major Company compensation policies and practices. The Compensation Committee will report its recommendations to the Board of Directors for approval and authorization.

INFORMATION REGARDING EXECUTIVE OFFICERS

     Set forth below is certain information concerning each executive officer of the Company as of April 8, 1998, with each person's business experience for at least the past five years:

     Name                          Age       Title
     ----                          ---       -----
     Robert R. Ferguson III        49        Chairman of the Board, President and Chief Executive Officer
     Mark Coleman                  51        Senior Vice President - Sales and Marketing
     Jonathan S. Waller            37        Senior Vice President, General Counsel and Secretary
     Steven Westberg               43        Senior Vice President and Chief Financial Officer
     J. Carl Zeigler               37        Chief Information Officer
     Thomas Duffy, Jr.             42        Vice President - Maintenance
     Daniel Ryan                   36        Vice President - Customer Service
     David Vance                   63        Vice President - Operations

     Robert R. Ferguson III has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1997. From October 1994 to February 1997, Mr. Ferguson served as President of Belmont Aviation, L.L.C., an aviation consulting firm. Prior to that, he held various executive positions at Continental Airlines, Inc., last serving as Chief Executive Officer, President and Director from August 1991 to October 1994. Mr. Ferguson also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight corporation.

     Mark Coleman has served as Senior Vice President - Sales and Marketing of the Company since April 1998. From December 1996 to February 1998, Mr. Coleman served as Senior Vice President of Marketing and Planning at Western Pacific Airlines, Inc. From July 1994 to August 1996, Mr. Coleman served as Senior Vice President of Marketing for Trans World Airlines, Inc. From September 1992 to July 1994, Mr. Coleman served as Vice President and General Manager of Avis Wiscom International, Ltd., an Avis subsidiary. Western Pacific Airlines, Inc. filed a petition for relief under the Federal bankruptcy laws in October 1997.

     Jonathan S. Waller has served as Senior Vice President, General Counsel and Secretary of the Company since July 1995. From April 1989 to July 1995, Mr. Waller was an attorney in private practice with the Chicago, Illinois law firm of Rosenberg & Liebentritt, becoming a partner of the firm in January 1994.

     Steven Westberg has served as Senior Vice President and Chief Financial Officer of the Company since December 1995. Mr. Westberg held various positions at Continental Airlines, Inc. from 1991 to February 1995, last serving as Vice President of Corporate Planning. From February 1995 to December 1995, Mr. Westberg served as Vice President of Belmont Aviation, L.L.C., an aviation consulting firm. Mr. Westberg also serves on the Board of Directors of Capital Cargo International Airlines, Inc.

     J. Carl Zeigler has served as Chief Information Officer of the Company since November 1997. From January 1997 to November 1997, Mr. Zeigler served as the Director of Engineering for DBStar, Inc., a software developer. From January 1996 to December 1996, Mr. Zeigler served as Vice President of Technology at UNIXware Technology Group, Inc. From December 1985 to December 1995, Mr. Zeigler served as Manager, Open Systems Research and Development for SAS Institute, Inc.

     Thomas Duffy, Jr. has served as Vice President - Maintenance of the Company since August 1995. Prior to that time, Mr. Duffy was Director of Maintenance from August 1993. From May 1992 until August 1992, Mr. Duffy served as Manager of Maintenance Sales with Triad International Maintenance Co.

     Daniel Ryan has served as Vice President - Customer Service of the Company since April 1998. Prior to that time, Mr. Ryan served as the Company's Director of Reservations from February 1997 to April 1998 and as the Company's Director of Stations from August 1996 to February 1997. From 1988 to August 1996, Mr. Ryan served in various positions with AMR Corporation and its subsidiary, Wings West Airlines.

     David Vance has served as Vice President - Operations of the Company since October 1994. Prior to that time, Mr. Vance served as Director of Operations from August 1993 to October 1994. Mr. Vance was a captain with Reno Air from April 1992 to August 1993.

Agreements with Named Executive Officers

     The Company has agreements with three of the named executive officers (Messrs. Ferguson, Waller and Westberg) that provide that each such officer is entitled to benefits if such officer's employment is ended by the Company other than for reason of death or disability or for cause (as defined in the agreements). In general, the benefits provided are: (a) a cash termination payment equal to one year's annual compensation at the rate then in effect or continuing salary payments of up to one year following the date of termination;
(b) payments allowing for the officer to obtain medical benefits comparable to those received by the officer in the preceding fiscal year for up to one year following termination; (c) outplacement services; (d) airline travel privileges on Midway for the executive and his/her spouse for their lifetime and their dependent children; and (e) household relocation assistance. Messrs. Ferguson, Waller and Westberg's agreements have no certain termination date. Mr. Ferguson's agreement does not provide him with the benefits described in clauses
(b), (c), (d) and (e) above.

Summary Compensation Table


                                                                                                           Long Term
                                                                                                         Compensation
                                                                                               --------------------------------
                                                                                                  Common
                                                                  Annual Compensation              Stock
                                                               ------------------------          Underlying         All Other
                                                               Salary           Bonus             Options         Compensation
Name and Principal Position                    Year              ($)             ($)           (# of shares)          ($)
---------------------------                    ----            ------           -----          -------------      -----------
Robert R. Ferguson III (1)                     1996               --            --                  --                --
   Chairman of the Board, President            1997            177,036(1)        300(7)          781,250
   and Chief Executive Officer

John N. Selvaggio (2)                          1996            246,642          --                  --                --
   President and Chief Executive Officer       1997             28,192          --                  --             762,923(3)

Steven Westberg                                1996            170,103          --                  --                --
   Senior Vice President and Chief             1997            170,385           300(7)          111,997           247,500(4)
   Financial Officer

Jonathan S. Waller                             1996            165,384          --                  --                --
   Senior Vice President, General Counsel      1997            164,303           300(7)           27,999           247,500(4)
   and Secretary

Joanne Smith (5)                               1996            154,834          --                  --                --
   Senior Vice President, Sales and            1997            168,502           300(7)           27,999           247,500(4)
   Marketing

Martin Brueckner (6)                           1996             44,541          --                  --                --
   Vice President,  Customer Service           1997            122,092           300(7)            7,500              --

(1) Mr. Ferguson became an executive officer of the Company in February 1997, and is paid a base annual salary of $200,000.

(2)  Mr. Selvaggio's employment with the Company ended in February 1997.

(3) Amount reflects bonus of $480,000 paid by Zell/Chilmark Fund, L.P. on behalf of the Company as a result of negotiations in connection with the recapitalization and change in control of the Company in February 1997, and $282,923 severance payment.

(4) Amount reflects bonus paid by Zell/Chilmark Fund, L.P. on behalf of the Company as a result of negotiations in connection with the recapitalization and change in control of the Company in February 1997.

(5)  Ms. Smith resigned as Senior Vice President of the Company in April 1998.

(6) Mr. Brueckner's employment with the Company began in August 1996 and ended in March 1998.

(7)  Amount paid to all eligible full-time employees.

Board Compensation

     Non-employee directors of the Company are paid a fee of $1,500 for each board meeting attended in person.

Option Grants in Last Fiscal Year

       The following table sets forth certain information with respect to grants of options to the Named Executive Officers who were granted options during fiscal 1997 and the potential realizable value of such options as at December 31, 1997:

                                                      Individual Grants
                              -----------------------------------------------------------------
                                                   Percentage of
                                 Number of         Total Options       Exercise
                                Securities           Granted to          Price         Option            Grant Date
                                Underlying          Employees in          per        Expiration        Present Value
                              Options Granted       Fiscal 1997          Share          Date                ($)
                              ---------------      -------------       --------      ----------        -------------
Robert R. Ferguson III          781,250(1)             58.3%           $  4.02         2/11/04           1,082,465
Steven Westberg                 111,997(2)              8.4%              4.02         2/11/07             217,001
Jonathan S. Waller               27,999(2)              2.1%              4.02         2/11/07              54,250
Joanne Smith                     27,999(2)              2.1%              4.02         2/11/07              54,250
Martin Brueckner                  7,500(3)              0.6%             15.50         12/4/07               1,195

Estimated  fair  value  calculated  using   Black-Scholes   with  the  following
assumptions:

                                                                                                      Risk-Free
           Number                                  Expected                                              Rate           Vesting
             of                  -------------------------------------------       Dividend           of Return         Period
          Shares                 Time to Exercise (years)         Volatility       Yield (%)             (%)            (Years)
 ------------------------        ------------------------         ----------       ---------          ----------        -------
 (1)              390,625                            2               0.551             0%                 6%               0
                  195,313                            4               0.551             0%                 6%               1
                  195,312                            6               0.551             0%                 6%               2

 (2)              167,995                            5               0.551             0%                 6%               5
 (3)                7,500                            6               0.551             0%                 6%               5


Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

     The following table sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 1997, and the number and value of options held as at December 31, 1997.

                                                                       Number of                   Value of Unexercised
                                Shares                           Securities Underlying                 In-the-Money
                              Acquired on       Value             Unexercised Options                   Options at
                               Exercise        Realized           At December 31, 1997           December 31, 1997 ($)(1)
                                                              ----------------------------    -------------------------------
                                  (#)            ($)          Exercisable    Unexercisable    Exercisable       Unexercisable
                              ------------     --------       -----------    -------------    -----------       -------------
Robert R. Ferguson III            --             --             390,625         390,625         4,337,891         4,337,891
Steven Westberg                   --             --                --           111,997              --           1,243,727
Jonathan S. Waller                --             --                --            27,999              --             310,929
Joanne Smith (2)                  --             --                --            27,999              --             310,929
Martin Brueckner (3)              --             --                --             7,500              --                --


(1) The closing price for the Common Stock as reported on December 31, 1997 was $15.125. The value of unexercised in-the-money options is the difference between the per share option exercise price and $15.125, multiplied by the number of shares of Common Stock underlying in-the-money options.
(2) 5,600 shares of Common Stock underlying the options granted to Ms. Smith became exercisable in February, 1998. The unexercisable shares underlying the options granted to Ms. Smith expired upon her resignation of employment in April 1998.
(3) All of the shares of Common Stock underlying the options granted to Mr. Brueckner expired upon the end of his employment in March 1998.

Performance Graph

     The following graph compares the cumulative total return of the Common Stock of Midway Airlines Corporation, the NASDAQ Composite Index and the NASDAQ Transportation Index since December 4, 1997. The Company made an initial public offering of Common Stock on December 4, 1997 at $15.50 per share. The graph assumes $100 was invested in each of the Common Stock of the Company, the NASDAQ Composite Index and the NASDAQ Transportation Index on that date. The graph does not take into account trading commissions or taxes.


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                      12/4/97     12/31/97
Midway                                 $100         $ 98
NASDAQ                                 $100         $ 97
NASDAQ Transportation                  $100         $100

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 8, 1998, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) named executive officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.

                                                         Amount and Nature(l)
                                                       of Beneficial Ownership
                                                       -----------------------
Name and Address of Beneficial                          Common
            Owner                                        Stock               %
------------------------------                         ---------           -----

James H. Goodnight, Ph.D                               2,745,274           32.0%
SAS Campus Drive
Cary, North Carolina 27513
John P. Sall                                           1,333,418           15.6%
SAS Campus Drive
Cary, North Carolina 27513
Robert R. Ferguson III                                   585,938(2)         6.4%
300 West Morgan Street, #1200
Durham, North Carolina 27701
Steven Westberg                                           22,399(3)           *
300 West Morgan Street, #1200
Durham, North Carolina 27701
Jonathan S. Waller                                         5,800(4)           *
300 West Morgan Street, #1200
Durham, North Carolina 27701
W. Greyson Quarles                                         1,550              *
SAS Campus Drive
Cary, North Carolina 27513
Howard Wolf                                                2,500              *
Fulbright & Jaworski, LLP
1301 McKinney, #5100
Houston, Texas 70010-3095
Gregory J. Robitaille                                        500              *
Equity Investment Group, Inc.
Two North Riverside Plaza
Chicago, Illinois 60606
All Directors and Executive                              630,137            6.8%
Officers as a Group (10 persons)

*    Less than 1% of issued and outstanding shares of Common Stock.

(l) Each beneficial owner's ownership of Common Stock and percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by all persons that are exercisable or convertible within 60 days have been exercised or converted.

(2) Includes 585,938 shares of Common Stock issuable to Mr. Ferguson upon exercise of an option.

(3) Includes 22,399 shares of Common Stock issuable to Mr. Westberg upon exercise of an option.

(4) Includes 5,600 shares of Common Stock issuable to Mr. Waller upon exercise of an option and 200 shares of Common Stock owned by Mr. Waller's wife and mother-in-law.

CHANGE IN CONTROL

     On February 11, 1997, a change in control of the Company occurred when GoodAero, Inc. was merged into the Company. At the time of this merger, GoodAero, Inc. had $15,000,000 in cash, net of all liabilities and obligations. James H. Goodnight, Ph.D and John P. Sall were the sole shareholders of GoodAero, Inc. at the time of the merger. As a result of the merger, Dr. Goodnight became the beneficial owner of 2,509,697 shares of Common Stock of the Company (after giving effect to the November 1997 subdivision of shares and the conversion of Dr. Goodnight's preferred stock) and Mr. Sall became the beneficial owner of 1,218,995 shares of Common Stock of the Company (after giving effect to the November 1997 subdivision of shares and the conversion of Mr. Sall's preferred stock). At the time of the merger, Dr. Goodnight's and Mr. Sall's combined percentage of equity in the Company was approximately 63% and they had the combined power to vote 70% of all votes on all matters submitted for a vote of stockholders. Prior to the merger, the Zell/Chilmark Fund, L.P. possessed approximately 95% of the equity in the Company. Following purchases of Common Stock made by Dr. Goodnight and Mr. Sall in December, 1997, they now own 2,745,274 and 1,333,418 shares of Common Stock of the Company, respectively. These holdings represent approximately 32.0% and 15.6%, respectively, of the outstanding shares of Common Stock of the Company.

     On December 4, 1997, a change in control of the Company occurred when the Company completed its initial public offering of Common Stock.

CERTAIN TRANSACTIONS

     In March 1995, the Company entered into a services agreement with Teletech Teleservices, Inc., a Colorado corporation ("Teletech"), for the performance of reservation call handling services by Teletech on behalf of the Company. At that time, Teletech was an affiliate of Zell/Chilmark Fund, L.P., the Company's then majority shareholder. The Company terminated this agreement, effective May 15, 1997. The termination of the agreement led to a dispute between the Company and Teletech which was settled in December, 1997. The Company currently sublicenses a reservation software program from Teletech. The Company believes the terms of this software sublicense are no less favorable to it than could be obtained from an unaffiliated party. The software sublicense terminates in August 1998.

     In January 1997, the Company entered into an Agreement and Plan of Merger with GoodAero, Inc., James H. Goodnight, Ph.D., John P. Sall and Zell/Chilmark Fund, L.P. The Agreement and Plan of Merger set forth the terms and conditions under which GoodAero, Inc. would be merged into the Company, which occurred on February 11, 1997.

     Simultaneously with the closing of the recapitalization of the Company and pursuant to the Agreement and Plan of Merger, GoodAero, Inc. caused Wachovia Bank of North Carolina to issue a $7,000,000 letter of credit for the benefit of the Company's credit card processing vendor as security for the Company's performance of its obligations under its credit card processing agreement. Through other arrangements made by the Company, this letter of credit was replaced in February 1998.

     In 1997 and 1998, the Company engaged the law firm of Fulbright & Jaworski, L.L.P. to act as its counsel in connection with its purchase and financing of certain aircraft and in connection with its filings and registrations with the United States Securities and Exchange Commission. Howard Wolf, a senior partner of Fulbright & Jaworski, L.L.P. is a member of the Company's Board of Directors.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The financial statements of the Company at December 31, 1997 and 1996 and for the years then ended, appearing in the annual report which accompanies this proxy statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in such annual report. The financial statements of the Company at December 31, 1994 and 1995, and for the five-month period ended December 31, 1994, and for the year ended December 31, 1995, included in the annual report which accompanies this proxy statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Reference is made to said report dated June 16, 1996, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern discussed in Note 1 to the Financial Statements.

     Prior to the recapitalization of the Company in February 1997, Arthur Andersen LLP served as the Company's independent auditing firm. At the time of the recapitalization of the Company in February 1997, the Company's new management dismissed Arthur Andersen LLP and appointed Ernst & Young LLP to serve as the Company's independent auditor. Arthur Andersen LLP's reports on the financial statements of the Company for the periods ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were said reports qualified or modified as to uncertainty, audit scope or accounting principles, except that their report dated June 16, 1996 on the financial statements as of and for the year ended December 31, 1995 includes an explanatory paragraph relating to the Company's ability to continue as a going concern discussed in Note 1 to the financial statements. During 1995, 1996 and the portion of 1997 prior to the recapitalization of the Company, the Company had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to their satisfaction would have been referred to in their audit report.

     Ernst & Young LLP has been selected by the Board of Directors to serve as the Company's independent accountants for the current year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements of ownership and changes in ownership with the Securities and Exchange Commission on Form 3, Form 4, and Form 5 . Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that no person who at any time during 1997 was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.

PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, no later than December 18, 1998 in order to be included in the proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

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